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                                                                    Exhibit 21.1

                              List of Subsidiaries
Subsidiary Name
---------------

    1.   Silverline Technologies, Inc.Silverline Technologies U.K. Limited/(1)/.
    2.   Silverline Technologies (Canada), Inc./(1)/ .
    3.   SeraNova, Inc.
    4.   SeraNova India Pvt Ltd/(2)/
    5.   Network Publishing, Inc./(2)/
    6.   Azimuth Consulting Limited/(2)/
    7.   Azimuth Holdings Limited/(2)/
    8.   Braithwaite Richmond Limited/(2)/
    9.   Azimuth Corporation Limited/(2)/
    10.  Sky Capital International Ltd
    11.  CIT Canada Inc./(1)/.
    12.  CIT Egypt Inc./(1)/.
    13.  SeraNova Mauritius/(2)/.
    14.  SeraNova Limited/(2)/.
    15.  SeraNova New Zealand Limited/(2)/.
    16.  SeraNova Asia Pacific Limited/(2)/.
    17.  SeraNova Holdings Limited/(2)/.
    18.  SeraNova Philippines Inc./(3)/.
    19.  SeraNova (Thailand) Limited/(3)/.
    20.  SeraNova (Hong Kong) Limited/(3)/.
    21.  SeraNova Singapore Private Limited/(3)/.
    22.  SeraNova Holdings Australia Pty Limited/(4)/.
    23.  SeaNova Australia Pty Limited/(5)/.

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(1)  A subsidiary of Silverline Technologies, Inc.
(2)  A subsidiary of SeraNova, Inc.
(3)  A subsidiary of SeraNova New Zealand Limited.
(4)  A subsidiary of SeraNova Holdings Limited
(5)  A subsidiary of SeraNova Holdings Australia Pty Limited